Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated August 10, 2018, on the financial statements of Reviv3 Procare Company as of May 31, 2018 and 2017 and for each of the two years in the period ended May 31, 2018, included herein on the registration statement of Reviv3 Procare Company on Form S-1, Post-Effective Amendment No. 1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

August 10, 2018